UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2018

Vericel Corporation

(Exact name of registrant as specified in its charter)

001-35280

(Commission File Number)

Michigan	94-3096597
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

64 Sidney Street

Cambridge, Massachusetts 02139

(Address of principal executive offices, with zip code)

(800) 556-0311

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Distribution Agreement.

On July 25, 2018, Vericel Corporation (the “Company,” “Vericel” or “we”) amended its Distribution Agreement, dated May 15, 2017 (the “Distribution Agreement”) by and between Orsini Pharmaceutical Services, Inc. (“Orsini”) and the Company, as previously amended (the “Fourth Amendment”).

The Fourth Amendment amends certain payment terms between the parties, including as a result of termination of the Distribution Agreement. Under the Fourth Amendment, the parties agreed to eliminate Orsini’s right to serve as the Company’s exclusive distributor for MACI as the Company is moving to a limited network of distributors. Orsini remains the exclusive pharmacy supplying MACI for only an enumerated list of Payors (as defined in the Distribution Agreement). Notwithstanding the elimination of Orsini’s exclusivity, if the Company (a) does not submit a fixed number of MACI cases to Orsini prior to June 30, 2019 (and accordingly does not pay the dispensing and administrative fees for such fixed number of cases), and (b) terminates the Distribution Agreement pursuant to the terms of the Fourth Amendment, Orsini will be entitled to increased administrative fees based on such fixed number of cases.  The Company will generally be required to pay an amount determined by amounts collected by Orsini and the difference between the fixed number and actual number of cases submitted to Orsini.

The revised payment terms in the Fourth Amendment apply only to a list of existing cases at the time of execution of the Fourth Amendment and any claims submitted after June 15, 2018. The Fourth Amendment includes a provision whereby the Company retains the credit and collection risk from the end customer on implants after June 15, 2018, and Orsini performs the collection activities. Pursuant to the Fourth Amendment,  the Company will pay Orsini a dispensing fee on a per implant basis and an administrative fee related to Orsini’s collection performance.

Dispensing Agreement.

On July 26, 2018, the Company entered into a Dispensing Agreement (the “Dispensing Agreement”) with AllCare Plus Pharmacy, Inc. (“AllCare”).  Pursuant to the Dispensing Agreement, the Company appoints AllCare as a non-exclusive specialty pharmacy provider of MACI in the United States and Puerto Rico. The Company will pay to AllCare a fee for each patient to whom MACI is dispensed.

AllCare agrees to collect and pass on to the Company all reimbursement related to MACI.  AllCare authorizes the Company’s payment collections contractor to act as AllCare’s authorized representative with respect to billing, collection, credentialing and pre-authorization services for MACI with respect to payors. AllCare agrees to coordinate with the Company regarding the shipping of MACI from the Company’s manufacturing facility to AllCare’s pharmacy location and from AllCare’s pharmacy location to the customer. AllCare generally retains risk of loss during delivery to AllCare’s pharmacy, but the Company retains risk of loss during delivery from AllCare’s pharmacy to the customer.

The Dispensing Agreement expires after a period of two (2) years, provided that the parties may mutually agree to renew the terms for two (2) additional two (2) year terms. In addition to termination for cause as provided in the Dispensing Agreement, either AllCare or the Company may terminate the Dispensing Agreement for any reason upon ninety (90) days written notice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERICEL CORPORATION

Date: July 31, 2018	By:	/s/ Gerard Michel
	Name:	Gerard Michel
	Title:	Chief Financial Officer and Vice President Corporate Development